Westfield Financial, Inc. S-8

 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Westfield Financial, Inc.’s Registration Statement on Form S-8 of our reports dated March 17, 2014 relating to our audits of the consolidated financial statements and internal control over financial reporting of Westfield Financial Inc. and subsidiaries which appear in Westfield Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts

August 7, 2014